STATE OF DELAWARE
CERTIFICATE OF CONVERSION
FROM A LIMITED PARTNERSHIP TO A
CORPORATION PURSUANT TO SECTION 265 OF
THE DELAWARE GENERAL CORPORATION LAW

First: The jurisdiction where the Limited Partnership first formed is Delaware.

Second: The jurisdiction immediately prior to filing this Certificate is Delaware.

Third: The date the Limited Partnership first formed is May 19, 2023.

Fourth: The name of the Limited Partnership immediately prior to filing this Certificate is C3 Bullion Fund, LP.

Fifth: The name of the Corporation as set forth in the Certificate of Incorporaton is C3 Bullion Inc.

IN WITNESS WHEREOF, the undersigned being duly authorized to sign on behalf of the converting Limited Partnership have executed this Certificate on the 31 day of August, 2023.

_______________________________-Signature
Authorized Officer of C3 Capital, Inc., General Partner

Name: Christopher Werner -print name

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:58 PM 09/01/2023
FILED 04:58 PM 09/01/2023
SR 20233408284 - File Number 7470423

CERTIFICATE OF INCORPORATION
OF
C3 Bullion Inc.

FIRST: The name of the corporation is: C3 Bullion Inc.

SECOND: Its registered office in the State of Delaware is located at 16192 Coastal Highway, Lewes, Delaware 19958, County of Sussex. The registered agent in charge thereof is Harvard Business Services, Inc.

THIRD: The purpose of the corporation is to engage in any lawful activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The total number of shares of stock which the corporation is authorized to issue is 20,000,000 having a par value of $.001 per share.

FIFTH: The business and affairs of the corporation shall be managed by or under the direction of the board of directors, and the directors need not be elected by ballot unless required by the bylaws of the corporation.

SIXTH: This corporation shall be perpetual unless otherwise decided by a majority of the Board of Directors.

SEVENTH: In furtherance and not in limitation of the powers conferred by the laws of Delaware, the board of directors is authorized to amend or repeal the bylaws.

EIGHTH: The corporation reserves the right to amend or repeal any provision in this Certificate of Incorporation in the manner prescribed by the laws of Delaware.

NINTH: The incorporator is Christopher Werner, whose mailing address is 2620 North 40th Street, Building 2, Sheboygan, WI 53083.

TENTH: To the fullest extent permitted by the Delaware General Corporation Law a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

I, the undersigned, for the purpose of forming a corporation under the laws of the State of Delaware do make and file this certificate, and do certify that the facts herein stated are true; and have accordingly signed below, this 31 day of August, 2023.

BY:____________________________Signature

Name: Christopher Werner -please print
Incorporator

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:58 PM 09/01/2023
FILED 04:58 PM 09/01/2023
SR 20233408284 - File Number 7470423